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                         PRUDENTIAL-BACHE GNMA FUND, INC

                                    EXHIBIT
                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION

                                                 n
                              ERV = P * (1 + T)^

P = hypothetical initial payment of $1,000.00

T = average annual total return

n = number of years

ERV = ending redeemable value

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                      1 Year             5 Year          Inception

     P =           $1,000.00          $1,000.00          $1,000.00

     n =                   1                  5               6.78

   ERV =           $1,002.15          $1,560.23          $1,962.59

     T =                0.22%              9.30%             10.46%

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***SUBSIDY ADJUSTED***

                      1 Year             5 Year          Inception

     P =           $1,000.00          $1,000.00          $1,000.00

     n =                   1                  5               6.78

   ERV =           $1,002.15          $1,560.23          $1,961.22

     T =                0.22%              9.30%             10.44%


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                        PRUDENTIAL-BACHE GNMA FUND, INC.

                                    EXHIBIT
                               YIELD CALCULATION

                                 AS OF 12/31/88

                                              6
          YIELD = 2* [([(a - b)/(c * d)] + 1)^   - 1]

              a = dividends & interest earned during the period

              b = expenses accrued for the period

              c = average daily number of shares o/s during the
                    period entitled to receive dividends

              d = maximum offering price per share

          Base period = 30 days

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              a =           $1,974,954.27

              b =             $414,624.48

              c =          16,520,661,663

              d =                  $14.29

          YIELD =                    8.06%